June 8, 2010

Robeco-Sage Triton Fund, LLC, et al
909 Third Avenue, 32nd Floor
New York, NY 10022

Re:  Robeco-Sage Triton Fund LLC
     Robeco-Sage Multi-Strategy TEI Fund LLC
     Robeco-Sage Multi-Strategy TEI Institutional Fund LLC
     Robeco-Sage Multi-Strategy Fund LLC
     Robeco-Sage Multi-Strategy Institutional Fund LLC
     Robeco-Sage Multi-Strategy Master Fund LLC
     Rebeco-Sage Multi-Strategy TEI Master Fund LLC
     Registered Management Investment Company Bond
     Effective Period: April 30, 2010 to April 30, 2011

Dear Trustees,

As requested, I have examined the Registered Management Investment Company Bond limit of liability requirements, as prescribed by SEC Rule 17g-1, for the funds insured under the St. Paul Fire and Marine Insurance Company Bond No. 490PB2256. This analysis is based upon the total asset value of each Master fund, as stated in the relevant renewal application.

The results of the analysis are as follows:




----------------------------------------------------- ----------------- --------------------
                              Fund                      Asset Value       Required Limit
----------------------------------------------------- ----------------- --------------------
Robeco-Sage Multi-Strategy TEI Master Fund, LLC       $107,100,000          $525,000
----------------------------------------------------- ----------------- --------------------
Robeco-Sage Multi-Strategy Master  Fund, LLC
                                                      $83,700,000           $450,000
----------------------------------------------------- ----------------- --------------------
                                                              Total Limit:  $975,000
------------------------------------------------------------------ ----------------- -------


The limit of liability under the current Bond, effective from April 30, 2010 to April 30, 2011, is $975,000. Therefore, according to these calculations, the limit amount is sufficient to meet the requirements of SEC Rule 17g-1.

Sincerely,

Pat Bernasconi

Patricia A. Bernasconi
Senior Managing Director